Exhibit 99.2
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

JEAN M. GAZDA, Derivatively on Behalf	§
of Nominal Defendant Zix Corporation,	§
§
Plaintiff,	§
§
v.	§
§
JOHN A. RYAN, DENNIS F. HEATHCOTE,	§	CIVIL ACTION NO. 3:04-CV-2113-K
MICHAEL E. KEANE, JAMES M.	§
MARSTON, WAEL MOHAMED, RUSSELL	§
J. MORGAN, DANIEL S. NUTKIS,	§
ANTONIO R. SANCHEZ III, BEN G.	§
STREETMAN, RONALD A. WOESSNER	§
and STEVE M. YORK,	§
§
Defendants,	§
§
v.	§
§
ZIX CORPORATION,	§
§
Nominal Defendant.	§
NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE
LITIGATION, HEARING THEREON, AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ZIX CORPORATION
(“ZIXCORP” OR THE “COMPANY”) AS OF AUGUST 14, 2007 (THE “RECORD DATE”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS WILL BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL, SHAREHOLDERS OF ZIXCORP WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED DERIVATIVE CLAIMS.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THIS CASE. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT

CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
IF YOU WERE NOT THE BENEFICIAL OWNER OF ZIXCORP COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
     THIS NOTICE IS GIVEN pursuant to Article 5.14F of the Texas Business Corporation Act and an Order of the Court (the “Preliminary Approval Order”) entered in the captioned consolidated shareholder derivative actions brought in Texas federal court. The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) and of a hearing (the “Hearing”), to be held on November 27, 2007, at 10:00 a.m. before the Honorable Ed Kinkeade, United States District Judge for the Northern District of Texas, Dallas Division (the “Court”), at the Earle Cabell Federal Bldg and United States Courthouse, 1100 Commerce Street, Dallas, Texas 75242.
     The purpose of the Hearing is to determine (i) whether the dismissal of the derivative actions pursuant to the proposed Settlement, as set forth in a Stipulation of Compromise and Settlement dated as of August 14, 2007 (the “Stipulation”), should be approved by the Court, (ii) whether a final judgment should be entered in the Federal Derivative Actions (defined below), (iii) whether the requested attorneys’ fees and expenses should be awarded, and (iv) such other matters as may be necessary or proper in the circumstances.
DESCRIPTION OF THE LITIGATION AND FACTUAL BACKGROUND
     Plaintiff Jean M. Gazda commenced a derivative action by filing a Shareholder Derivative Complaint on or about September 29, 2004, styled Gazda v. John A. Ryan, et al., No. 3:04-CV-02113-K, in the United States District Court for the Northern District of Texas, Dallas Division (“Gazda Action”), which alleges that John A. Ryan, Dennis F. Heathcote, Michael E. Keane, James S. Marston, Wael Mohamed, Russell J. Morgan, Daniel S. Nutkis, Antonio R. Sanchez, III, Ben G. Streetman, Ronald A. Woessner, and Steve M. York (who together with Richard D. Spurr, Paul E. Schlosberg, Charles N. Kahn, III, Bradley C. Almond are collectively referred to as “the Individual Defendants”), each of whom is a present or former director and/or officer of ZixCorp, breached their fiduciary duties to ZixCorp during the period between October 30, 2003, and May 4, 2004 (the “Relevant Period”) by, among other things, causing the Company to be subjected to class action lawsuits for allegedly violating the federal securities laws and exposing the Company to potential damages.
     On November 2, 2004, the Court appointed Jean M. Gazda as Lead Derivative Plaintiff and William B. Federman of the law firm of Federman & Sherwood as Lead Derivative Counsel, specifically granting Lead Derivative Counsel the authority to prosecute, coordinate and direct any and all settlement negotiations with Defendants and Nominal Defendant.
     On November 10, 2005, another derivative action was filed, styled Blankenship v. John A. Ryan, et al., No. 3-05CV-2210-K, in the United States District Court for the Northern District of Texas, Dallas Division (“Blankenship Action”), containing virtually identical allegations. On

September 11, 2006, the Blankenship Action was consolidated with the Gazda Action (together, the “Federal Derivative Actions”).
     On October 13, 2005, another shareholder derivative action was filed, Waggoner v. John A. Ryan, et al., No. CC-05-13893-B, in the County Court at Law No. Two, Dallas County, Texas (“Waggoner Action,” and together with the Federal Derivative Actions, collectively referred to as the “Derivative Actions”).
     Counsel for the Individual Defendants and Lead Derivative Counsel mediated the Federal Derivative Actions on July 18, 2007, facilitated by the Honorable Layn Phillips, which was not successful in resolving all issues. Following the mediation, the Parties by and through their counsel engaged in extensive additional arms-length negotiations following the mediation and in further good faith discussions with regard to the possible settlement of the Federal Derivative Actions.
     The Individual Defendants and ZixCorp have strenuously denied and continue to deny each of the foregoing allegations and any allegations of wrongdoing or liability against them whatsoever. The Individual Defendants and ZixCorp have nevertheless agreed to the Stipulation, and the terms of the proposed Settlement, including the provisions set forth in paragraph one below, solely to avoid the burdens, risk and expense that would result from the continued pursuit by Plaintiffs of the claims in the Derivative Actions.
     All Parties and their counsel concur that the proposed Settlement described herein is fair, reasonable, adequate and in the best interests of ZixCorp and its current shareholders.
     The principal terms, conditions and other matters that are part of the proposed Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.
THE SETTLEMENT
     To resolve the Actions, and solely as a result of it, the parties agreed as set forth in the Stipulation as follows:
     1. In full and complete settlement of all claims that have been or could have been asserted in the Derivative Actions, ZixCorp has or will adopt the following corporate governance measures:
a.	The Company shall adopt a policy that requires the Company’s quarterly earnings releases and annual earnings press releases to be approved by: (a) either the Company’s chief executive officer or the Company’s chief financial officer, and (b) the Company’s chief legal officer or outside counsel, and (c) at least one member of the Audit Committee of the Board of Directors (herein, referred to as the “Board”). The Company shall also adopt a policy that requires the Company’s other substantive press releases to be reviewed by: (a) the Company’s chief executive officer or his designee and (b) the Company’s chief legal officer or outside counsel.

b.	The Company shall adopt a policy that requires the Company’s quarterly filing on Form 10Q and Annual Filing on Form 10K to be approved by: (a) either the Company’s chief executive officer or the Company’s chief financial officer, and (b) the Company’s chief legal officer or outside counsel, and (c) at least one member of the Board’s Audit Committee.

c.	The Company shall adopt a policy that requires the Company’s outside directors to participate in an orientation program upon initial election or appointment to the Board. Furthermore, a member of each of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee shall attend at least one director education program annually at the Company’s expense. In addition all Board members are to be encouraged to obtain additional training from third party sources at the Company’s expense.

d.	The Company shall adopt a policy that requires the Board to meet in executive session at each of the Board’s quarterly regularly scheduled meetings.

e.	The Company shall adopt a policy that authorizes all Board committees to retain counsel and special or expert advisors of their own choice at the Company’s expense.

f.	The Company shall adopt a policy that requires the Board’s Compensation Committee to meet at least annually outside the presence of the Company’s chief executive officer to discuss the chief executive officer’s compensation.

g.	The Board shall appoint a “trading compliance committee” comprised of at a minimum the Company’s chief financial officer, the company’s chief legal officer, and at least one non-employee director. The purpose of the trading compliance committee is to review the Company’s insider trading policy, monitor compliance with the policy, and recommend revisions as appropriate from time to time. The Board shall be responsible for direct oversight of the Company’s insider trading policy, and the non-employee Board members shall have direct access to the trading compliance committee, including the opportunity to meet with the trading compliance committee outside the presence of any member of management. The trading compliance committee shall report at least once annually on its activities to the entire Board.

h.	The Company shall adopt a policy requiring that the Chair of the Audit Committee may not serve more than seven consecutive years.

i.	The Company shall adopt a policy requiring the Audit Committee to meet in executive session with the Company’s independent auditing firm at least annually to review the Audit Committee procedures and the Audit

Committee charter and to meet at least annually with the Company’s outside legal counsel to review the Audit Committee’s procedures and the Audit Committee charter.

j.	If a majority of the Board’s independent directors or a Board committee comprised entirely of independent directors determines that, as a result of a restatement of the Company’s financial statements, an executive received more compensation than the executive would have received absent the incorrect financial statements, then the Board’s independent directors or independent committee, as applicable, in their or its sole discretion, may take such actions as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:
i.	Requiring partial or full repayment of any bonus or other incentive compensation paid to the executive;

ii.	Requiring repayment of any gains realized on the exercise of stock options or on the open-market sale of vested shares;

iii.	Causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options;

iv.	Adjusting the future compensation of such executive; and

v.	Dismissing or initiating legal action against the executive, as the independent directors or committee determines to be in the best interests of the Company.
k.	If the Company is required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material non-compliance with any financial reporting requirement under the federal securities laws, and a majority of the Board’s independent directors or a Board committee comprised entirely of independent directors determines the restatement was caused by the misconduct of any officer or employee, the Board may, in its sole discretion, consider requiring such officer or employee to return to the Company:
i.	Any bonus, incentive-based, equity-based compensation received by the responsible officer or employee for or during each of the restated periods and the 12 months immediately preceding each of the restated periods; and

ii.	Any net profits realized by the officer or employee from the sales or other transactions in Company securities during each of the restated periods and the 12 months immediately preceding each of the restated period.
l.	The Company shall acknowledge that the filing and prosecution of the shareholder derivative complaint by Federman & Sherwood was a substantial factor in the Company’s implementation of or agreement to implement the foregoing corporate governance changes.

m.	The Company agrees not to contribute any money to the settlement of the allegations in the underlying class action lawsuit unless a majority of the independent directors believes such use is in the best interest of the Company.

n.	The Company shall cause its outside counsel to report to the Company’s Board regarding whether outside counsel has discovered any impropriety in the sales of ZixCorp shares by the Individual Defendants about which the Derivative Actions complain.

o.	These corporate governance reforms shall be implemented no later than 90 days following the effective date and remain in effect for a minimum of three years from the effective date.
     2. The Stipulation also provides for the entry of judgment(s) dismissing the Federal Derivative Actions against ZixCorp and the Individual Defendants with prejudice and barring and releasing any known or unknown claims that have been or could have been brought in any court by the plaintiffs in the Federal Derivative Actions or by ZixCorp, or any of its shareholders, against ZixCorp and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Federal Derivative Actions or any amendment thereof.
     3. The proposed Settlement shall become effective only upon the occurrence of certain conditions, which may be waived, and upon the first day upon which the judgments in the Derivative Actions have become final judgments, that is, no longer subject to review, either by the expiration of the time for appeals therefrom with appeals having been taken or, if an appeal is taken, and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Settlement in accordance with the terms and conditions of the Stipulation.
     4. Lead Derivative Counsel may apply for and receive an award of attorneys’ fees and reimbursement of expenses in the Federal Derivative Actions in an amount not to exceed $267,500 in the aggregate (the “Fee Award”). To date, Lead Derivative Counsel has not been paid any fees or reimbursed for any of their out-of-pocket expenses. The Fee Award is intended to compensate them for litigating and settling the Federal Derivative Actions. The Settlement, however, is not in any way conditioned upon the Court’s approval of an award of attorneys’ fees or expenses.
     5. If the Settlement does not become final as described herein, then the Stipulation and the proposed Settlement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any of the parties with respect to the Derivative Actions, who will be returned to their respective legal positions prior to the execution of this Stipulation.
     6. While the Lead Derivative Plaintiff believes that the claims asserted in the Federal Derivative Actions have merit, they believe that the proposed Settlement provided for in the Stipulation will provide substantial benefits to ZixCorp when weighed against the continued risk of litigation. In addition to the substantial benefits provided by the proposed Settlement to ZixCorp, Lead Derivative Plaintiff and Lead Derivative Counsel have considered the expense and length of time necessary to prosecute the Federal Derivative Actions through trial, the defenses available to the defendants, the uncertainties of the outcome of the Federal Derivative Actions, the fact that a judgment in favor of plaintiffs in the Federal Derivative Actions would likely be appealed by defendants, and the ability of the Individual Defendants to pay a judgment. In light of these considerations, Lead Derivative Plaintiff, through Lead Derivative Counsel, has engaged in arm’s-length negotiations with counsel for the defendants in an attempt to achieve a certainty of a positive outcome of the Federal Derivative Actions and has determined it is in the best interests of ZixCorp and all shareholders of ZixCorp to settle the Actions on the terms set forth herein.
     7. ZixCorp and the Individual Defendants have each at all times denied, and continue to deny, that they have committed, or have threatened to commit, any wrongful act or violation of law of any nature whatsoever in connection with any of the matters alleged or that could have been alleged or asserted against them in the Derivative Actions. ZixCorp and the Individual Defendants entered into the proposed Settlement because it will terminate the substantial expense, inconvenience and distraction resulting from continued litigation of the plaintiffs’ claims, finally put to rest those claims and dispel any uncertainty that may exist as a result of the Derivative Actions.
     8. The parties have agreed that the Stipulation shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to Texas rules with respect to conflict of laws.
APPEARANCE AT SETTLEMENT HEARING
     Any shareholder of ZixCorp may appear at the Hearing and express an opinion as to whether the Settlement and/or the Fee Award should be approved; provided, however, that no shareholder or any other person shall be heard or entitled to object to the approval of the term and conditions of the proposed Settlement or, if approved, the judgment to be entered thereon approving same, unless on or before November 13, 2007, such person shall file with the Clerk of the Court for the United States District Court for the Northern District of Texas, Dallas Division, 1452 Earle Cabell Federal Building and United States Courthouse, 1100 Commerce Street, Dallas, Texas 75242-1310, and, on or before such filing, serve a notice of such person’s intention to appear by hand or by first class mail, postage pre-paid, upon Lead Derivative Counsel, William B. Federman, Federman & Sherwood, 10205 North Pennsylvania Avenue, Oklahoma City, Oklahoma 73120, and counsel for the Individual Defendants, Gerard G. Pecht, Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010. The notice shall: (i) contain such person’s name, legal address, and telephone number; (ii) state that such person is a current ZixCorp shareholder, was a ZixCorp shareholder during the Relevant Period and has held ZixCorp shares continuously since the Relevant Period; (iii) provide the date(s) such person acquired his, her or its ZixCorp shares; (iv) contain a detailed statement of such person’s specific position with respect to the matters to be heard at the Hearing; and (v) include copies of any papers such person intends the Court to consider. Any current ZixCorp shareholder who fails to object in the above-prescribed manner shall be deemed to have waived his or her objection and shall be barred from raising such objection in this or any other action or proceeding. Shareholders who have no objection to the proposed Settlement do not need to appear at the Hearing or take any other action. If the Settlement is not approved, the cases will continue to be prepared for trial or other judicial resolution, and the Stipulation with respect to the Settlement shall become null and void and of no further force or effect.
DISMISSAL OF THE ACTION
     The Settlement is expressly conditioned upon the conclusion by Lead Derivative Plaintiff and Lead Derivative Counsel, after completion of confirmatory discovery, that the proposed Settlement is fair and reasonable. The Settlement is also conditioned upon (a) the entry of a judgment or judgments by the Court in the Federal Derivative Actions approving the Settlement and dismissing with prejudice the claims against nominal defendant ZixCorp and all Individual Defendants in the Federal Derivative Actions, and (b) the entry of a judgment by the Court in the Waggoner Action dismissing that action with prejudice. Those conditions can be waived.
     The Court has the right to approve the proposed Settlement with modifications and without further notice to the shareholders. The Court may also adjourn the Hearing or any adjournment thereof without further notice other than to counsel for the parties.
     By Order of the Court, pending final determination of whether the proposed Settlement should be approved, no shareholder may institute, commence or continue, directly, individually, derivatively, representatively, on behalf of a class or in any other capacity, any action asserting any claim that covered by the Settlement.
SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES
     If you held shares of ZixCorp Common Stock for any other person as of the Record Date, defined herein, you are requested promptly to provide a copy of this Notice to each such other person. Nominees should be aware of the dates and deadlines referred to in this Notice and should act promptly to accomplish this notification to beneficial owners required by this paragraph. Additional copies of this Notice will be provided upon request. Alternatively, you may provide a list of the names and addresses of the beneficial owners for whom you hold ZixCorp shares to Georgeson, Inc., 219 Murray Hill Parkway, East Rutherford, NJ 07073, who will arrange for a copy of the Notice to be mailed to such persons.
SCOPE OF THIS NOTICE
     The foregoing description of the Federal Derivative Actions, the Waggoner Action, the Hearing, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive. Shareholders are referred to the Stipulation and documents publicly filed with the Court in the Federal Derivative Actions, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the offices of the Clerk of the Court for the United States District Court for the Northern District of Texas, Dallas Division, 1452 Earle Cabell Federal Building and United States Courthouse, 1100 Commerce Street, Dallas, Texas 75242-1310.
FURTHER INFORMATION
     Any questions you have about the matters in this Notice should not be directed to the Court but should be directed by telephone or in writing to Lead Derivative Counsel, William B. Federman at the address set forth above.